EXHIBIT 10.11


                             AVIATION SALES COMPANY

                     1997 EBITDA INCENTIVE COMPENSATION PLAN


         1. PURPOSES. This Aviation Sales Company 1997 EBITDA Incentive Compensation Plan (the "Plan") is intended to provide an incentive for certain senior management employees of Aviation Sales Operating Company, a Delaware corporation (the "Company").

         2. ELIGIBILITY. The Employees identified on SCHEDULE 2 attached hereto shall be eligible to participate in the Plan, so long as they are employed actively and continuously during the entirety of a calendar twelve (12)-month period (a "Period"), in respect of which a cash payment hereunder (a "Payment" or "Payments") is calculated as provided herein (each such Employee is referred to herein as a "Participant"). Notwithstanding the foregoing, any Employee who is a participant in the Plan who dies or whose employment with Employer is terminated by Employer without cause during any Period shall be entitled to the pro rata payments described in Section 4(c). Additional Participants may be added to the Plan by the Committee in accordance with Section 6(a).

         3. ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or if there is no Compensation Committee, by the Board of Directors of the Company (the "Committee"). The interpretation and construction by the Committee of the Plan, the calculation by the Committee of Payments and any other determinations or calculations made by the Committee hereunder, shall be conclusive, final and binding, except as otherwise provided herein. The Committee may delegate the administration of this Plan and such other aspects of the Plan (which may include any or all of the determinations and calculations required by this Plan) to such officer(s) of the Company as the Committee shall deem appropriate, and no such officer, no member of the Committee, and no member of the Board of Directors of the Company shall be liable to any person for any action, determination or calculation in connection with this Plan made in good faith. Each such officer and member of the Committee or Board of Directors shall be fully protected in taking any action hereunder in reliance in good faith upon the books and records of the Company or upon such information, opinions, reports or statements presented to the Company by any person as to matters such officer or member of the Committee or Board of Directors reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
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         4.       TERMS AND CONDITIONS.

                  (a) GENERAL. Payments under the Plan shall be calculated on a cumulative basis with respect to each calendar year Period as described below, beginning December 1, 1996, and shall be paid, subject to the restrictions on such payment contained in this Plan and subject to applicable federal and local income tax and other payroll withholding requirements, as follows: eighty percent (80%) of the amount payable with respect to each Participant shall be paid on or before January 31st of the following year, and the balance shall be paid on the earlier of May 31st or the date on which the audited financial statements for Aviation Sales Company, a Delaware corporation and the parent of the Company ("ASC"), for the applicable calendar year are issued by ASC's independent auditors. All amounts payable under the Plan shall be paid directly to the Participant.

                  (b) AMOUNT OF PAYMENTS; CALCULATIONS. The Payments with respect to each calendar year (the "Period Payment") shall be a percentage (the "Allocable Percentage") of each Participant's Base Salary for such year determined in accordance with the level (the "Applicable Earnings Level"), of earnings (without taking into account Payments made hereunder) before interest, taxes, depreciation and amortization ("EBITDA") of ASC for such Period. The Applicable Earnings Level shall be a percentage of the management case level of EBITDA during any Period (the "Management Case EBITDA"), as listed on SCHEDULE 4(B) attached hereto, and the corresponding Allocable Percentage for each Applicable Earnings Level shall be as listed on SCHEDULE 4(B). The Management Case EBITDA shall be determined by the Committee as provided in Section 6(a). If ASC's EBITDA for any Period is between Applicable Earnings Levels, the Allocable Percentage for such Period shall be determined in accordance with SCHEDULE 4(B). Actual EBITDA with respect to any Period shall be determined by the Committee based on the audited financial statements of ASC and its consolidated subsidiaries; PROVIDED, HOWEVER, that if the methodology employed in producing the actual audited financial statements for ASC for a period employ different assumptions than those employed by the Committee in establishing Management Case EBITDA for that Period, the Management Case EBITDA will be adjusted accordingly to reflect the same assumptions as those used in preparing the actual audited financial statements.

                  (c) BASE SALARY DEFINED. For purposes of the Plan, a Participant's Base Salary is such person's base salary (not including, among other amounts, Payments hereunder, commissions, benefits, car allowances, mobile telephones, overtime payments or Company contributions (other than salary reduction contributions) to the Company's 401(k) plan or any other deferred compensation program) on January 1st of each year with respect to which Payments are being calculated (or if such Participant was not employed by the Company or a wholly owned subsidiary of ASC or the Company on such date, at the initial date of such person's employment during such fiscal year), as determined by the Committee. Subject to the provisions and limitations of this Plan, each Participant shall be paid a Period Payment hereunder in respect of any Period in the amount determined in accordance with Section 4. If a Participant ceases to be
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employed by the Company or a wholly owned subsidiary of ASC or the Company for any reason other than death or termination of employment by the Company without cause, such person shall not receive a Period Payment with respect to such Period. If a Participant dies or is terminated as an employee without cause during a Period, the deceased Participant's estate or the terminated Employee, as the case may be, shall be entitled to receive a pro rata Period Payment based on the portion of the calendar year during which the deceased Participant or terminated Employee was employed by the Company.

         5. CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, no Payments shall be payable hereunder so long as the payment thereof would (i) result in a breach of, or a default or acceleration of payments under, any agreement (including any loan agreement) to which ASC, the Company or any of their respective subsidiaries is a party, or (ii) cause ASC, the Company or any subsidiary of ASC or the Company to be required to meet more restrictive covenants under ASC's or the Company's charter or any agreement (including any credit or loan agreement) to which ASC or the Company or any of their respective subsidiaries is party than ASC or the Company or any such subsidiary was required to meet prior to the payment (or accrual for payment) thereof.

         If for any reason the Company is unable to make any Period Payments due under the Plan (a "Deferred Payment"), such Deferred Payment will be carried as an account payable on the books of the Company, will bear interest at eight percent (8%) per annum, compounded quarterly, from the date due until paid, and shall be payable out of the first available cash of the Company.

         6.       MISCELLANEOUS.

                  (a) COMMITTEE ACTION. Other than as set forth in the next sentence below, prior to the commencement of any calendar year of the Company, the Committee shall determine (i) with respect to such calendar year the Allocable Percentage for each Eligible Employee, and (ii) after consultation with management and taking into account current market conditions, with respect to such calendar year, the Management Case EBITDA for such Period. Eligible Employees who were not Employees as of the first day of a calendar year shall be assigned an Allocable Percentage by the Committee as soon as practicable after such Eligible Employee becomes an Employee. For purposes of the Plan, the Committee shall, as promptly as practicable after adoption of this Plan by the Board of Directors of the Company, make the determinations set forth in the previous sentence with respect to such calendar year. The determinations described above in this Section 6(a) with respect to the Allocable Percentage and the Management Case EBITDA shall be set forth on SCHEDULE 4(B) and SCHEDULE 6(A) attached hereto.

                  (b) AMENDMENT AND TERMINATION. Notwithstanding anything to the contrary contained herein, the Committee may amend this Plan (including any Schedule hereto or any amount determined pursuant hereto or thereto) in any manner (including an amendment to effect the exclusion of any Employee or category of Employees from participation herein) or may suspend or terminate this Plan; PROVIDED, HOWEVER, that no amendment or modification to this Plan

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shall be made that (i) provides for this Plan to terminate or expire prior to
January 1, 2001, (ii) deprives any of the Participants designated as such on
SCHEDULE 4(B) attached hereto as of December 1, 1996 (the "1997 Participants") of the right to continue as Participants, or (iii) reduces the Allocable Percentages applicable to the 1997 Participants to less than those stipulated on
SCHEDULE 4(B) as of December 1, 1996. Notice shall be given to all Participants affected by such Committee action. Moreover, no such amendment, suspension or termination shall deprive any Participant of any right to receive a Payment otherwise payable pursuant to the terms of the Plan in respect of any Period which has ended prior to the date of such amendment, suspension or termination.

                  (c) RIGHTS OF EMPLOYEES. A Participant's participation in this Plan does not create any obligation whatsoever by the Company or any of ASC's or the Company's subsidiaries to continue such Participant's employment or otherwise effect the Company's right to terminate such Participant's employment at will, with or without cause in the sole discretion of the Company or any of ASC's or the Company's subsidiaries which is an employer of such Participant; PROVIDED, HOWEVER, that nothing contained in this Section 6(c) shall be construed to amend or modify in any respect any written employment agreements between the Company and any Participant. No person shall solely as a result of the existence of this Plan or such person's participation herein be entitled to review or have access to the books and records of the Company or any of ASC or the Company's subsidiaries. The Company shall provide each Participant with a copy of ASC annual audited financial statements, along with a schedule showing how such Participant's Period Payment was calculated.

         7. EFFECTIVE DATE OF PLAN. Effective as of December 1, 1996, this Plan shall amend and modify that certain Aviation Sales Company 1996 EBITDA Incentive Compensation Plan (the "1996 Plan"), previously adopted by the Company, and shall replace and supersede the 1996 Plan in its entirety for the calendar month commencing December 1, 1996, and the calendar years commencing January 1, 1997; PROVIDED that the 1996 Plan shall remain in effect with respect to calendar year 1996 until the obligations of the Company to the Participants thereunder are satisfied in full.

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                                   SCHEDULE 2

                                  PARTICIPANTS

         PARTICIPANT                 BASE SALARY

         Dale S. Baker               $248,426(1)

         Harold Woody                $222,267(1)

         Joseph E. Civiletto         $135,975(1)

         James D. Innella            $150,000(1)

         Michael Saso                $185,000(1)

         James C. Stoecker           $150,000

         Mark Stiegel                $140,000

         Al Short                    $120,000

______________

 (1) Base Salary is subject to January 1, 1997, cost-of-living adjustment.

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                                  SCHEDULE 4(B)

               APPLICABLE EARNING LEVELS AND ALLOCABLE PERCENTAGES

APPLICABLE EARNING LEVELS                                 ALLOCABLE PERCENTAGE

Base Case (80% of Management Case EBITDA)                 20%
Management Case EBITDA                                    50%
125% of Management Case EBITDA                            75%
150% of Management Case EBITDA                            100%
200% of Management Case EBITDA                            200%
250% of Management Case EBITDA                            250%


If ASC's actual EBITDA for any Period is between two (2) Applicable Earning Levels, then the Allocable Percentage for the Period Payments for such Period shall be the percentage resulting if the Allocable Percentage corresponding to the lesser Applicable Earning Level is increased by an amount that is proportionate to the amount that ASC's actual EBITDA exceeds the lesser Applicable Earning Level but is less than the greater Applicable Earning Level.

For example, for the fiscal year 1997, if ASC's actual EBITDA exceeds the Management Case EBITDA by 110%, then the corresponding Allocable Percentage shall be 60%. Alternatively, for the fiscal year 1997, if ASC's actual EBITDA exceeds the Management Case EBITDA by 175%, then the corresponding Allocable Percentage shall be 150%.


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                                  SCHEDULE 6(A)

                             MANAGEMENT CASE EBITDA

CALENDAR YEAR                        MANAGEMENT CASE
                                       EBITDA ($)

     1997                             ____________

     1998                             ____________

     1999                             ____________

     2000                             ____________